Exhibit 10.3

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT C

2012 International Annual Grant Long-Term Incentive Program

Award Date:

March 28, 2012

Unit Allocation Ratio:

Wright Express Job Category	PSUs	RSUs
All Levels	60%	40%
New Hire	varies	varies

PSU = Performance Based Restricted Stock Units

RSU = Restricted Stock Unit

Vesting Schedule:

The award vests at a rate of one third each year over a 3-year period beginning on the first anniversary of the award date.

Performance-Based Restricted Stock Unit Calculations:

The number of PSUs vesting under this 2012 International Annual Grant Program is based on the following:

	Payout %(1)(4)	Adjusted Net Income (40%) (2)				PPG Adj Revenue (60%)(3)
		Perf Level(3)	$(,000)			Perf Level(3)	$(,000)
Threshold	25%	80.0%	$	[**	]	85.0%	$	[**	]
	50%	90.0%	$	[**	]	92.5%	$	[**	]
Target	100%	100.0%	$	[**	]	100.0%	$	[**	]
	125%	101.5%	$	[**	]	101.0%	$	[**	]
Target/Max	150%	103.0%	$	[**	]	101.5%	$	[**	]
	175%	105.0%	$	[**	]	102.5%	$	[**	]
Max	200%	107.0%	$	[**	]	103.5%	$	[**	]

(1)	Threshold ANI performance must be achieved for any PSUs to vest.
(2)	EBIT means International Business Unit Earnings before Interest and Taxes and any Allocations of Corporate Expenses to the Business Unit and shall be calculated consistently with Corporate Adjusted Net Income as reported in the Corporation’s Form 10-K filing reporting the Corporation’s results for 2012 and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. Interest means interest related to the senior credit facility. This calculation does not exclude Operating Interest as reported on the income statement. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.
(3)	PPG Adjusted Revenue is reported 2012 Revenue for the International Business Unit adjusted for the difference between reported 2012 PPG and Board-approved budgeted 2012 PPG of A$[**] (per liter) Australian.
(4)	Shares granted are ratable between payout levels.